SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 12/31/05
                         RUN DATE: 01/17/06 11:07 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   111

FORM 13F INFORMATION TABLE VALUE TOTAL:   $261,528,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME